Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




      We consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 333-82236 and 333-70918) of VirtGame Corp. of our report dated March 11, 2005, relating to the consolidated financial statements of VirtGame Corp. which appears in this Form 10-KSB.




San Diego, California                          PKF
March 31, 2005                                 Certified Public Accountants
                                               A Professional Corporation